                                FIRST AMENDMENT


                                       TO


                                CREDIT AGREEMENT


                                     AMONG


                          BELDEN & BLAKE CORPORATION,

                         THE CANTON OIL & GAS COMPANY,

                              PEAKE ENERGY, INC.,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                      AND

                                 NBD BANK, N.A.


                         EFFECTIVE AS OF AUGUST 1, 1994

                               TABLE OF CONTENTS

                                                                                Page
ARTICLE I           DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . .    1

         1.1        Terms Defined Above   . . . . . . . . . . . . . . . . . . .    1
         1.2        Terms Defined in Agreement  . . . . . . . . . . . . . . . .    1
         1.3        References  . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.4        Articles and Sections   . . . . . . . . . . . . . . . . . .    2
         1.5        Number and Gender   . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II          AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . .    2

         2.1        Amendment of Section 1.2  . . . . . . . . . . . . . . . . .    2
         2.2        Amendment of Section 2.7(a)   . . . . . . . . . . . . . . .    2
         2.3        Amendment of Section 4.17   . . . . . . . . . . . . . . . .    3
         2.4        Amendment of Section 9.3  . . . . . . . . . . . . . . . . .    3
         2.5        Deletion of Peake Operating as Borrower   . . . . . . . . .    3

ARTICLE III         CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    3

         3.1        Receipt of Documents  . . . . . . . . . . . . . . . . . . .    3
         3.2        No Material Adverse Change  . . . . . . . . . . . . . . . .    4
         3.3        No Default or Event of Default  . . . . . . . . . . . . . .    4
         3.4        Accuracy of Representations and Warranties  . . . . . . . .    4
         3.5        Additional Matters  . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .    4

ARTICLE V           RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE VI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . .    5

         6.1        Scope of Amendment  . . . . . . . . . . . . . . . . . . . .    5
         6.2        Agreement as Amended  . . . . . . . . . . . . . . . . . . .    5
         6.3        Successors and Assigns; Rights of Third Parties   . . . . .    5
         6.4        Further Assurances  . . . . . . . . . . . . . . . . . . . .    5
         6.5        GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . .    5
         6.6        ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . .    6
         6.7        JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . .    6
         6.8        WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES   . . .    6

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

                 This FIRST AMENDMENT TO CREDIT AGREEMENT (this "FIRST AMENDMENT") is made and entered into effective as of August 1, 1994, by and among BELDEN & BLAKE CORPORATION, an Ohio corporation ("BBC"), THE CANTON OIL & GAS COMPANY, an Ohio corporation ("COG"), PEAKE ENERGY, INC., a Delaware corporation ("PEAKE ENERGY;" with BBC and COG each a "BORROWER" and collectively, the "BORROWERS"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), and NBD BANK, N.A., a national banking association ("NBD;" with Bank One, together with each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof, each a "LENDER" and collectively, the "LENDERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity and together with any successors designated pursuant hereto, the "AGENT").

                             W I T N E S S E T H:
                             -------------------

                 WHEREAS, the above named parties did execute and exchange counterparts of the Credit Agreement dated November 15, 1993 (the "AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrowers; and

                 WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

                 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this First Amendment and the Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

              1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "BANK ONE," "BBC," "BORROWER," "BORROWERS," "COG," "FIRST AMENDMENT," "LENDER," "LENDERS," "NBD," and "PEAKE ENERGY" shall have the meaning assigned to such term hereinabove.

              1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

              1.3 REFERENCES. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

              1.4 ARTICLES AND SECTIONS. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

              1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   ----------

                             AMENDMENT OF AGREEMENT
                             ----------------------

                 Each of the Borrowers, the Lenders, and the Agent hereby amend the Agreement in the following particulars, effective as of and after the effective date of this First Amendment:

              2.1         AMENDMENT OF SECTION 1.2.  Terms defined in Section
1.1 are hereby incorporated into or substituted for, as the case may be, the definitions contained in Section 1.2 of the Agreement. In addition, the following definitions of Section 1.2 of the Agreement are hereby amended to read as follows:

                 "COMMITMENT AMOUNT" shall mean the amount of $30,000,000 or such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

                 "COMMITMENT TERMINATION DATE" shall mean March 31, 1998.

              2.2 AMENDMENT OF SECTION 2.7(a). Section 2.7(a) of the Agreement is hereby amended to read as follows:

                 "(a)     The Borrowing Base as of August 1, 1994 is
         acknowledged by each Borrower and each Lender to be $65,000,000."

              2.3 AMENDMENT OF SECTION 4.17. The first and third sentences of Section 4.17 of the Agreement are hereby amended to read as follows:

                 "BBC has no Subsidiaries as of the date of the First Amendment to this Agreement except for COG, Peake Energy, and Engine Power Systems, Inc., an Ohio corporation." "Peake Energy has no Subsidiaries as of the date of the First Amendment to this Agreement."

              2.4         AMENDMENT OF SECTION 9.3.  Section 9.3(a), (b), and
(c) are hereby amended to read as follows:


                 "(a) If to Bank One or the Agent, to:

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                      910 Travis, 6th Floor
                      Houston, Texas 77002
                      Attention: Mr. Richard G. Sylvan
                      Telecopy:  (713) 751-3544

                 (b)  if to NBD, to:

                      NBD BANK, N.A.
                      611 Woodward Avenue
                      Detroit, Michigan 48226
                      Attention: Mr. Joseph Giampetroni
                      Telecopy: (313) 225-2649

                 (c)  if to any Borrower, to:

                      BELDEN & BLAKE CORPORATION
                      5200 Stoneham Road
                      North Canton, Ohio 44720-1543
                      Attention: J.M. Vitale
                      Telecopy: (216) 497-5463"

              2.5 DELETION OF PEAKE OPERATING AS BORROWER. All references in the Agreement to Peake Operating are hereby deleted.


                                  ARTICLE III
                                  -----------

                                   CONDITIONS
                                   ----------

                 The obligations of the Lenders and the Agent to enter into this First Amendment are subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Agent to be in form and substance satisfactory to the Lenders:

              3.1 RECEIPT OF DOCUMENTS. The Agent shall have received the following:

                 (a)      this First Amendment, duly executed by each Borrower;

                 (b) an extension fee, payable in immediately available funds, in the amount of $75,000;

                 (c)      a Notice of Final Agreement; and

                 (d) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request on its own behalf or on behalf of any Lender.

              3.2 NO MATERIAL ADVERSE CHANGE. In the opinion of the Required Lenders, no material adverse change shall have occurred in the property, business, operations, conditions (financial or otherwise) or prospects of any Borrower since the date of the last Financial Statements delivered to the Lenders.

              3.3 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

              3.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article IV of the Agreement, as amended hereby, and in any other Loan Document, as each has been supplemented, if applicable, shall be true and correct in all material respects, except as affected by the transactions contemplated in the Agreement and this First Amendment.

              3.5 ADDITIONAL MATTERS. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Required Lenders.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 Each of the Borrowers hereby expressly remakes, in favor of the Lenders and the Agent, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties, as each has been supplemented, if applicable, remain true and unbreached in all material respects, except as affected by the transactions contemplated in the Agreement and this First Amendment and except for such representations and warranties which may be limited to the date made.

                                   ARTICLE V
                                   ---------

                                  RATIFICATION
                                  ------------

                 Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

              6.1 SCOPE OF AMENDMENT. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

              6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

              6.3 SUCCESSORS AND ASSIGNS; RIGHTS OF THIRD PARTIES. All covenants and agreements by each of the Borrowers in this First Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Agent and each of the Lenders and their legal representatives, successors, and assigns. All provisions of this First Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of the Borrowers, the Agent, and the Lenders. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may, subject to the provisions of Section 9.9 of the Agreement as to the rights of the Lenders, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

              6.4 FURTHER ASSURANCES. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Agent, such other documents and instruments as the Required Lenders shall deem necessary in their sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

              6.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              6.6         ENTIRE AGREEMENT; NO ORAL AGREEMENTS.  THIS FIRST
                          ------------------------------------
AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS WRITTEN FIRST AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

              6.7         JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS
                          ----------------------
WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

              6.8         WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES.
                          ----------------------------------------------------
EACH OF THE BORROWERS, THE AGENT, AND EACH OF THE LENDERS HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO, (B) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS FIRST AMENDMENT.

                 Executed effective as of the 1st day of August, 1994.

                                         BORROWERS:

                                         BELDEN & BLAKE CORPORATION

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------

                                         THE CANTON OIL & GAS COMPANY

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------

                                         PEAKE ENERGY, INC.

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         AGENT AND LENDER:

                                         BANK ONE, TEXAS, NATIONAL
                                         ASSOCIATION

                                         By: /s/ Beth Hunter
                                            ----------------------------------
                                         Printed Name: Elizabeth Hunter
                                                      ------------------------
                                         Title: Vice President
                                               -------------------------------

                                         LENDER:

                                         NBD BANK, N.A.

                                         By: /s/ J.C. Giampetroni
                                            ----------------------------------
                                         Printed Name: J.C. Giampetroni
                                                      ------------------------
                                         Title: Second Vice President
                                               -------------------------------

-------------------------------------------------------------------------------

                                SECOND AMENDMENT


                                       TO


                                CREDIT AGREEMENT


                                     AMONG


                          BELDEN & BLAKE CORPORATION,

                         THE CANTON OIL & GAS COMPANY,

                              PEAKE ENERGY, INC.,

                          WARD LAKE DRILLING, INC.,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                      AND

                                 NBD BANK, N.A.


                         EFFECTIVE AS OF MARCH 29, 1995

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                                              Page
ARTICLE I           DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . . . . . .    1
    1.1             Terms Defined Above   . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.2             Terms Defined in Agreement  . . . . . . . . . . . . . . . . . . . . . . .    1
    1.3             References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.4             Articles and Sections   . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.5             Number and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II          AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .    2

    2.1             Amendment of Section 1.2  . . . . . . . . . . . . . . . . . . . . . . . .    2
    2.2             Amendment of Section 2.3  . . . . . . . . . . . . . . . . . . . . . . . .    4
    2.3             Amendment of Section 2.9  . . . . . . . . . . . . . . . . . . . . . . . .    4
    2.4             Amendment of Section 2.17   . . . . . . . . . . . . . . . . . . . . . . .    5
    2.5             Addition of Section 2.22  . . . . . . . . . . . . . . . . . . . . . . . .    6
    2.6             Addition of Section 2.23  . . . . . . . . . . . . . . . . . . . . . . . .    8
    2.7             Addition of Section 2.24  . . . . . . . . . . . . . . . . . . . . . . . .    8
    2.8             Addition of Section 3.3   . . . . . . . . . . . . . . . . . . . . . . . .    9
    2.9             Amendment of Section 4.17   . . . . . . . . . . . . . . . . . . . . . . .   10
    2.10            Addition of Section 5.16  . . . . . . . . . . . . . . . . . . . . . . . .   10
    2.11            Amendment of Section 7.1  . . . . . . . . . . . . . . . . . . . . . . . .   11
    2.12            Addition of Ward Lake   . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE III         CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    3.1             Receipt of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    3.2             No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . .   12
    3.3             No Default or Event of Default  . . . . . . . . . . . . . . . . . . . . .   12
    3.4             Accuracy of Representations and Warranties  . . . . . . . . . . . . . . .   12
    3.5             Additional Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE V           RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE VI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

    6.1             Scope of Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    6.2             Agreement as Amended  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    6.3             Successors and Assigns; Rights of Third Parties . . . . . . . . . . . . .   13
    6.4             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    6.5             GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    6.6             ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . .   14
    6.7             JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . . . . . . . . .   14
    6.8             WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES   . . . . . . . . . .   14

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

                    This SECOND AMENDMENT TO CREDIT AGREEMENT (this "SECOND AMENDMENT") is made and entered into effective as of March 29, 1995, by and among BELDEN & BLAKE CORPORATION, an Ohio corporation ("BBC"), THE CANTON OIL & GAS COMPANY, an Ohio corporation ("COG"), PEAKE ENERGY, INC., a Delaware corporation ("PEAKE ENERGY"), WARD LAKE DRILLING, INC., a Michigan corporation ("WARD LAKE;" with BBC, COG and Peake Energy each a "BORROWER" and collectively, the "BORROWERS"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), and NBD BANK, N.A., a national banking association ("NBD;" with Bank One, together with each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof, each a "LENDER" and collectively, the "LENDERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity and together with any successors designated pursuant hereto, the "AGENT").

                             W I T N E S S E T H:
                             - - - - - - - - - -

                    WHEREAS, BBC, COG, Peake Energy, Peake Operating Company, and the Lenders did execute and exchange counterparts of the Credit Agreement dated November 15, 1993, as amended by the First Amendment to Credit Agreement dated August 1, 1994, by and among BBC, COG, Peake Energy, and the Lenders (collectively, the "AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrowers; and

                    WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

                    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Second Amendment and the Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

         1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "BANK ONE," "BBC," "BORROWER," "BORROWERS," "COG," "LENDER," "LENDERS," "NBD," "PEAKE ENERGY," "SECOND AMENDMENT," and "WARD LAKE" shall have the meaning assigned to such term hereinabove.

         1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

         1.3 REFERENCES. References in this Second Amendment to Article or Section numbers shall be to Articles and Sections of this Second Amendment, unless expressly stated to the contrary. References in this Second Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Second Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

         1.4 ARTICLES AND SECTIONS. This Second Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Second Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

         1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   ----------

                             AMENDMENT OF AGREEMENT
                             ----------------------

                    Each of the Borrowers, the Lenders, and the Agent hereby amend the Agreement in the following particulars, effective as of and after the effective date of this Second Amendment:

         2.1 AMENDMENT OF SECTION 1.2. Section 1.2 of the Agreement is amended as follows:

                    (a) The following definitions are hereby amended to read as follows:

                       "AVAILABLE COMMITMENT" shall mean, at any time, an amount
                    equal to the remainder, if any, of (a) the lesser of the Commitment Amount or the Borrowing Base in effect at such time MINUS (b) the sum of the Loan Balance at such time plus the L/C Exposure at such time.

                       "COMMITMENT" shall mean the obligation of each Lender,
                    subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrowers pursuant to
                    Section 2.1 in an amount up to the Commitment Percentage of such Lender and the obligations of the Agent to issue and the Lenders to participate in Letters of Credit pursuant to Section 2.22.

                      "LOAN" shall mean any loan made by any Lender to or for
                    the benefit of the Borrowers pursuant to this Agreement and any Letter of Credit Payment.

                      "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the
                    Intercreditor Agreement, the Letter of Credit Applications, the Letters of Credit, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Intercreditor Agreement, the Letter of Credit Applications, or the Letters of Credit, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                      "NOTES" shall mean the promissory notes of the Borrowers
                    to each Lender evidencing Indebtedness with respect to Loans made by such Lender to the Borrowers, each in the form attached to the Second Amendment to this Agreement as Exhibit A, with appropriate insertions, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

                      "OBLIGATIONS" shall mean, without duplication, (a) all
                    Indebtedness evidenced by the Notes, (b) the obligation of the Borrowers to provide to or reimburse the Agent, as the issuer of Letters of Credit, or the Lenders, as the case may be, for, amounts payable, paid, or incurred with respect to Letters of Credit, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrowers for the payment of Commitment Fees, Engineering Fees, and Facility Fees, and (e) all other obligations and liabilities of the Borrowers to the Agent and the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and with respect to any of the foregoing that includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.


                    (b) The following definitions are hereby added to read as
              follows:

                       "L/C EXPOSURE"  shall mean, at any time, the aggregate
                    maximum amount available to be drawn under outstanding Letters of Credit at such time.

                       "LETTER OF CREDIT" shall mean any standby letter of
                    credit issued for the account of any Borrower pursuant to
                    Section 2.22.

                       "LETTER OF CREDIT APPLICATION" shall mean the standard
                    letter of credit application employed by the Agent, as the issuer of the Letters of Credit, from time to time in connection with letters of credit.

                       "LETTER OF CREDIT PAYMENT" shall mean any payment made by
                    the Agent on behalf of the Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrowers.

         2.2 AMENDMENT OF SECTION 2.3. Section 2.3 of the Agreement is hereby amended to read as follows:

                    "2.3 USE OF LOAN PROCEEDS AND LETTERS OF CREDIT. (a) Proceeds of all Loans shall be used by the Borrowers solely for the acquisition and development of Oil and Gas Properties, the acquisition of businesses or assets related to the oil and gas business of any Borrower, and to provide general working capital.

                    (b) Letters of Credit shall be used solely for general corporate purposes; provided, however, no Letter of Credit may be used in lieu of or in support of stay or appeal bonds."

         2.3 AMENDMENT OF SECTION 2.9. Section 2.9 of the Agreement is hereby amended in its entirety to read as follows:

                    "2.9 MANDATORY PREPAYMENTS. If at any time (a) the sum of the Loan Balance and the L/C Exposure exceeds the lesser of the Commitment Amount or the Borrowing Base then in effect or (b) the sum of the Loan Balance, the L/C Exposure, and the outstanding principal balance of the Senior Notes exceeds the Borrowing Base then in effect, the Borrowers shall, within 30 Business Days of notice from the Agent of such occurrence, prepay, or make arrangements acceptable to the Required Lenders for the prepayment of, the amount of such excess for application on the Loan Balance. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrowers shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrowers or otherwise to the satisfaction of the Agent, deposit with the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the Commitment Amount or the Borrowing Base. The cash deposited with the Agent in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Agent and then only at the express direction of the Borrowers as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrowers in cash or cash equivalent investments offered by or through the Agent."

         2.4 AMENDMENT OF SECTION 2.17. Section 2.17 of the Agreement is amended as follows:

                    (a) The first sentence of Section 2.17(d) is hereby amended to read as follows:

                         "(d) Determinations by any Lender or the Agent, as
                    the case may be, for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, issuing Letters of Credit, its obligation to make Loans and issue Letters of Credit, or on amounts receivable by it in respect of Loans, Letters of Credit, or such obligations, and the additional amounts required to compensate such Lender or the Agent under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis."

                    (b) A new subsection (e) is hereby added to read as follows:

                         "(e) Without limiting the effect of the other
                    provisions of this Section (but without duplication), in the event that any Requirement of Law or Regulatory Change or the compliance by the Agent or any Lender therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Agent or such Lender any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Agent or such Lender of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to Letter of Credit Payments, or to reduce any amount receivable in connection therewith, then upon demand by the Agent or such Lender, as the case may be, the Borrowers shall pay to the Agent or such Lender, from time to time as specified by the Agent or such Lender, additional amounts which shall be sufficient to compensate the Agent or such Lender for such increased cost or reduced amount receivable."

         2.5 ADDITION OF SECTION 2.22. A new Section 2.22 is hereby added to the Agreement to read as follows:

                    "2.22    LETTER OF CREDIT FACILITY.  (a) Upon the terms and
         conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees, from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue on behalf of the Lenders in their respective Commitment Percentages Letters of Credit for the account of the Borrowers or any of them and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the applicable Borrower following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of such Borrower therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as such Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 24 months after the issuance thereof or subsequent to five days prior to the Commitment Termination Date, (ii) the Loan Balance plus the L/C Exposure shall not exceed at any time the lesser of the Commitment Amount or the Borrowing Base, and (iii) the L/C Exposure shall not exceed at any time $5,000,000.

                    (b) Prior to any Letter of Credit Payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.22(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrowers to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

                    (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Commitment Percentage of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Floating Rate Loan by each Lender to the extent of funds delivered by such Lender to the Agent with respect to such Letter of Credit Payment and shall to such extent be deemed a Floating Rate Loan under and shall be evidenced by the Note of such Lender and shall be payable by the Borrowers upon demand by the Agent.

                    (d) EACH LENDER AGREES TO INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY ACCORDING TO THE COMMITMENT PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION,

         ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.5(d) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT."

         2.6 ADDITION OF SECTION 2.23. A new Section 2.23 is hereby added to the Agreement to read as follows:

                    "2.23 LETTER OF CREDIT FEE. The Borrowers shall pay to the Agent for the Ratable Benefit of the Lenders, in immediately available funds, a letter of credit fee in the amount of the greater of (a) one percent (1%) per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the L/C Exposure or (b) $500.00. Accrued letter of credit fees shall be payable on the first day of July, 1995, the first day of each third calendar month thereafter during the Commitment Period, and on the Commitment Termination Date. The Borrowers also agree to pay on demand to the Agent for its own account as the issuer of the Letters of Credit its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit."

         2.7 ADDITION OF SECTION 2.24. A new Section 2.24 is hereby added to the Agreement to read as follows:

                    "2.24 OBLIGATIONS ABSOLUTE. Subject to the further provisions of this Section, the Obligations of the Borrowers under this Article shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment or performance which the Borrowers or any of them may have or have had against the Agent, any Lender, or any beneficiary of any Letter of Credit. Each Borrower agrees that none of the Agent or the Lenders shall be responsible for, nor shall the Obligations be affected by, among other things, (a) the validity or genuineness of documents or any endorsements thereon presented in connection with any Letter of Credit, even if such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, AND EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, so long as the Agent, as the issuer of such Letter of Credit, has no actual knowledge of any such invalidity, lack of genuineness, fraud, or forgery prior to the presentment for payment of a corresponding Letter of Credit or any draft thereunder; provided, however, with respect to the preceding matters in this Section, the Agent, as the issuer of the Letters of Credit, agrees to exercise ordinary care in examining each document required to be presented pursuant to each Letter of Credit to ascertain that each such document appears on its face to comply with the terms thereof, or (b) any dispute between or among the Borrowers or any of them and any beneficiary of any Letter of Credit or any other party to which any Letter of Credit may be transferred, or any claims whatsoever of the Borrowers or any of them against any beneficiary of any Letter of Credit or any such transferee, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER; provided, in all respects, that the Agent, as the issuer of Letters of Credit, shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or punitive, damages suffered by the Borrowers as a result of the willful misconduct or gross negligence of the Agent as the issuer of Letters of Credit in determining whether documents presented under a Letter of Credit complied with the terms of such Letter of Credit that resulted in either a wrongful payment under such Letter of Credit or a wrongful dishonor of a claim or draft properly presented under such Letter of Credit. In theabsence of gross negligence or willful misconduct by the Agent as the issuer of Letters of Credit, the Agent shall not be liable for any error, omission, interruption or delay, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT, in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Agent, the Lenders, and the Borrowers agree that any action taken or omitted by the Agent, as issuer of any Letter of Credit, under or in connection with any Letter of Credit or the related drafts or documents, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, if done in the absence of gross negligence or willful misconduct, shall be binding as among the Agent, as issuer of such Letter of Credit or otherwise, the Lenders, and the Borrowers and shall not put the Agent, as issuer of such Letter of Credit or otherwise, or any Lender under any liability to the Borrowers."

              2.8 ADDITION OF SECTION 3.3. A new Section 3.3 is hereby added to the Agreement to read as follows:

         "3.3       CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT.  The
obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

                    (a) the Borrowers shall have delivered to the Agent a written (or oral, confirmed promptly in writing) request for the issuance, renewal, or extension of a Letter of Credit at least three Business Days prior to the requested issuance, renewal, or extension date and a Letter of Credit Application at least one Business Day prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

                    (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit; and

                    (c) the terms, provisions, and beneficiary of the Letter of Credit or such renewal or extension shall be satisfactory to the Agent, as the issuer of the Letters of Credit, in its sole discretion."

         2.9 AMENDMENT OF SECTION 4.17. Section 4.17 of the Agreement is hereby amended in its entirety to read as follows:

                    "4.17 SUBSIDIARIES. As of the date of the Second Amendment to this Agreement, (a) BBC has no Subsidiaries except for COG, Peake Energy, Ward Lake, and Engine Power Systems, Inc., an Ohio Corporation; (b) COG has no Subsidiaries except for Target Oilfield Pipe & Supply Company, Belden & Blake (U.K.) Inc., and Belden & Blake Securities, Inc., all Ohio corporations; and (c) neither Peake Energy nor Ward Lake has any Subsidiaries. All Subsidiaries mentioned herein are wholly-owned Subsidiaries of the relevant Person."

         2.10 ADDITION OF SECTION 5.16. Section 5.16 of the Agreement is hereby amended in its entirety to read as follows:

                    "5.16   INDEMNIFICATION OF LENDERS AND AGENT.  INDEMNIFY AND
                            ------------------------------------
         HOLD EACH LENDER AND THE AGENT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (EACH SUCH PERSON AN "INDEMNITEE") HARMLESS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS,

         JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (A) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (B) THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (C) THE USE OF LOANS BY THE BORROWERS, (D) ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR (E) THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY MATTER ARISING BY REASON OF ANY DEFENSE, SET-OFF, COUNTERCLAIM, RECOUPMENT, OR REDUCTION OF LIABILITY WHATSOEVER OF THE OBLIGOR UNDER ANY CONTRACT, AGREEMENT, INTEREST, OR OBLIGATION WHICH GIVES RISE TO ANY ACCOUNT AS THE RESULT OF A BREACH BY THE PERSON OF ANY OBLIGATION THEREUNDER OR OF ANY OTHER AGREEMENT, INDEBTEDNESS, OR LIABILITY AT ANY TIME OWING TO OR IN FAVOR OF ANY SUCH OBLIGOR FROM SUCH PERSON, SUCH OBLIGATIONS OF SUCH PERSON BEING ENFORCEABLE AGAINST AND ONLY AGAINST SUCH PERSON AND NOT AGAINST ANY LENDER OR THE AGENT (ALL THE FOREGOING IN THIS SECTION, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES; PROVIDED THAT SUCH PERSON SHALL HAVE NO OBLIGATION UNDER THIS SECTION TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR FROM THE BREACH BY SUCH INDEMNITEE OF ITS OBLIGATIONS UNDER ANY LOAN DOCUMENT. THE OBLIGATIONS OF EACH PERSON UNDER THIS SECTION SHALL SURVIVE THE SATISFACTION OF ALL OBLIGATIONS, THE TERMINATION OF THE COMMITMENT, AND THE NONASSUMPTION OF THIS AGREEMENT IN A CASE COMMENCED UNDER TITLE 11 OF THE UNITED STATES CODE OR OTHER SIMILAR LAW OF THE UNITED STATES, THE STATE OF TEXAS, OR ANY OTHER JURISDICTION AND BE BINDING UPON SUCH PERSON AND ANY TRUSTEE, RECEIVER OR LIQUIDATOR OF SUCH PERSON APPOINTED IN ANY SUCH CASE."

         2.11 AMENDMENT OF SECTION 7.1. Section 7.1(g) of the Agreement is hereby amended in its entirety to read as follows:

               "(g)   the Borrowers shall be unable to satisfy any condition
         or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrowers to receive a Loan or the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days."

         2.12 ADDITION OF WARD LAKE. Ward Lake is hereby added for all purposes as a Borrower under the Agreement and all references to a Borrower or the Borrowers in any document heretofore or hereafter executed in connection with the transactions contemplated in the Ageement shall be deemed to refer to and include Ward Lake.


                                  ARTICLE III
                                  -----------

                                  CONDITIONS
                                  ----------

                    The obligations of the Lenders and the Agent to enter into this Second Amendment are subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Agent to be in form and substance satisfactory to the Lenders:

         3.1 RECEIPT OF DOCUMENTS. The Agent shall have received the following:

              (a)   this Second Amendment, duly executed by each Borrower;

              (b)   the Notes;

              (c)   a Letter of Credit Application and Letter of Credit Fees;

              (d)   a Notice of Final Agreement; and

              (e) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request on its own behalf or on behalf of any Lender.

         3.2 NO MATERIAL ADVERSE CHANGE. In the opinion of the Required Lenders, no material adverse change shall have occurred in the property, business, operations, conditions (financial or otherwise) or prospects of any Borrower since the date of the last Financial Statements delivered to the Lenders.

         3.3 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         3.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article IV of the Agreement, as amended hereby, and in any other Loan Document, as each has been supplemented, if applicable, shall be true and correct in all material respects, except as affected by the transactions contemplated in the Agreement and this Second Amendment.

         3.5 ADDITIONAL MATTERS. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Required Lenders.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                    Each of the Borrowers hereby expressly remakes, in favor of the Lenders and the Agent, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties, as each has been supplemented, if applicable, remain true and unbreached in all material respects, except as affected by the transactions contemplated in the Agreement and this Second Amendment and except for such representations and warranties which may be limited to the date made.


                                   ARTICLE V
                                   ---------

                                  RATIFICATION
                                  ------------

                    Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Second Amendment.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

         6.1 SCOPE OF AMENDMENT. The scope of this Second Amendment is expressly limited to the matters addressed herein and this Second Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Second Amendment.

         6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

         6.3 SUCCESSORS AND ASSIGNS; RIGHTS OF THIRD PARTIES. All covenants and agreements by each of the Borrowers in this Second Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Agent and each of the Lenders and their legal representatives, successors, and assigns. All provisions of this

Second Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of the Borrowers, the Agent, and the Lenders. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may, subject to the provisions of Section 9.9 of the Agreement as to the rights of the Lenders, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

         6.4 FURTHER ASSURANCES. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Agent, such other documents and instruments as the Required Lenders shall deem necessary in their sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

         6.5        GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE DEEMED TO BE
                    -------------
A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

         6.6        ENTIRE AGREEMENT; NO ORAL AGREEMENTS.  THIS SECOND
                    ------------------------------------
AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS WRITTEN SECOND AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         6.7        JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS WITH
                    ----------------------
RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS SECOND AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

         6.8        WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES.  EACH
                    ---------------------------------------------------
OF THE BORROWERS, THE AGENT, AND EACH OF THE LENDERS HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS SECOND AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS SECOND AMENDMENT, THE

AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO, (B) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS SECOND AMENDMENT.

                    Executed effective as of the 29th day of March, 1995.


                                        BORROWERS:

                                        BELDEN & BLAKE CORPORATION


                                        By: /s/ H.S. Belden IV
                                           ---------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -----------------------
                                        Title: Chief Executive Officer
                                              ------------------------------






                                        THE CANTON OIL & GAS COMPANY


                                        By: /s/ H.S. Belden IV
                                           ---------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -----------------------
                                        Title: Chief Executive Officer
                                              ------------------------------



                                        PEAKE ENERGY, INC.


                                        By: /s/ H.S. Belden IV
                                           ---------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -----------------------
                                        Title: Chief Executive Officer
                                              ------------------------------



                                        WARD LAKE DRILLING, INC.


                                        By: /s/ R.L. Clements
                                           ---------------------------------
                                        Printed Name: R.L. Clements
                                                     -----------------------
                                        Title: Chief Executive Officer
                                              ------------------------------



                      (Signatures Continued on Next Page)

                                        AGENT AND LENDER:

                                        BANK ONE, TEXAS, NATIONAL
                                        ASSOCIATION


                                        By: /s/ Beth Hunter
                                           ---------------------------------
                                        Printed Name: Elizabeth W. Hunter
                                                     -----------------------
                                        Title: Vice President
                                              ------------------------------



                                        LENDER:

                                        NBD BANK, N.A.


                                        By: /s/ Joseph C. Giempetroni
                                           ---------------------------------
                                        Printed Name: Joseph C. Giempetroni
                                                     -----------------------
                                        Title: Vice President
                                              ------------------------------

                                   EXHIBIT A
                                   ---------

                                 FORM OF NOTES
                                 -------------

$[__________]                   Houston, Texas                  March 29, 1995

                 FOR VALUE RECEIVED, the undersigned (whether one or more, "MAKER") promise to pay to the order of [______________________________]
("PAYEE"), at its banking quarters in [_______], [______] County, [_____], the sum of [_____] MILLION DOLLARS ($[_________]), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker, Payee, and others (as amended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), together with interest at the rate and calculated as provided in the Credit Agreement. The indebtedness evidenced by this Note, both principal and interest, is payable as provided in the Credit Agreement.

                 Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                 This Note is issued pursuant to, is a "Note" under, and is entitled to all benefits of, the Credit Agreement; and reference is made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereon.

                 This Note is issued, in whole or in part, in renewal and extension, but not in novation or discharge, of the remaining principal balance of that certain Promissory Note dated November 15, 1993, in the original principal amount of $[__________], executed by Belden & Blake Corporation, The Canton Oil & Gas Company, Peake Energy, Inc., and Peake Operating Company and payable to the order of Payee.

                 THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL
                            -----------------                -----------
STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT
---------
LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.


                                              BELDEN & BLAKE CORPORATION


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________

                                              THE CANTON OIL & GAS COMPANY


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________


                                              PEAKE ENERGY, INC.


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________


                                              WARD LAKE DRILLING, INC.


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________





                                     A-ii